Exhibit 10.5

LIVONGO HEALTH, INC.

AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN

Effective April 22, 2014

As Amended and Restated July 11, 2019

-i-

LIVONGO HEALTH, INC.

AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN

(Effective April 22, 2014; As Amended and Restated July 11, 2019)

SECTION 1. General Purpose of Plan; Definitions.

Livongo Health, Inc. has established the Livongo Health, Inc. Amended and Restated 2014 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to enable the Company (as hereinafter defined) to attract and retain highly qualified employees, directors and consultants who will contribute to the success of the Company or any of its Subsidiaries by their ability, ingenuity and effort and to provide incentives to the participating directors, officers, consultants and employees.

The Plan is intended as the successor to the Livongo Health 2008 Stock Incentive Plan, as amended (the “Prior Plan”). Following the Effective Date, no additional stock awards shall be granted under the Prior Plan. From and after the Effective Date, all outstanding stock awards granted under the Prior Plan shall remain subject to the terms of the Prior Plan; provided, however, that any shares underlying outstanding stock awards granted under the Prior Plan that expire or terminate for any reason prior to exercise or settlement or are forfeited because of the failure to meet a contingency or condition required to vest such shares (the “Returning Shares”) shall become available for issuance pursuant to Awards granted hereunder. All Awards granted on or after the Effective Date of this Plan shall be subject to the terms of this Plan.

For purposes of the Plan, the following terms shall be defined as set forth below:

a. “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. The term “control” includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

b. “Award” includes, without limitation, Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and all other incentive awards described in or granted under the Plan.

c. “Award Agreement” means the agreement or other writing (which may be framed as a plan or program) that sets forth the terms and conditions of each Award under the Plan, including any amendment or modification thereof.

d. “Board” means the Board of Directors of the Company.

e. “Cause” shall mean, unless otherwise specifically defined in a Participant’s Award Agreement, any of the following: (1) the Participant’s theft or falsification of any Company or Affiliate documents or records or property; (2) the Participant’s improper use or disclosure of the Company’s or an Affiliate’s confidential or proprietary information; (3) any action by the Participant which has a material detrimental effect on the Company’s or an Affiliate’s reputation or business as determined by the Committee; (4) the Participant’s material failure or inability to perform any reasonable assigned duties after written notice from the Company or Affiliate of, and Participant’s failure or inability to cure within ten (10) business days, such failure or inability; (5) any material breach by the Participant of any employment or service agreement between the Participant and the Company or Affiliate, if applicable, which breach is not cured pursuant to the terms of such agreement, if applicable; or (6) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Participant’s ability to perform his or her duties with the Company or Affiliate or (7) a material breach by the Participant of the policies and procedures of the Company or an Affiliate.

f. “Change in Control” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

i. a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

ii. a sale or other disposition of a majority of the outstanding securities of the Company;

iii. a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

iv. a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

Notwithstanding the foregoing definition, in the event any then-outstanding Award is determined to be a form of deferred compensation and subject to Code Section 409A, then only an event described above which also constitutes a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Treasury Regulation 1.409A-3 shall, for purposes of this Plan, be a Change in Control event.

g. “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

h. “Committee” means the Compensation Committee or any other committee the Board may subsequently appoint to administer the Plan as described in Section 2 of the Plan. In the absence of the appointment of such a committee, the Board shall serve as the Committee.

i. “Company” means Livongo Health, Inc., a corporation incorporated under the laws of the state of Delaware (or any successor corporation).

j. “Effective Date” of the Plan shall mean April 22, 2014, the date of its adoption by the Board, subject to ratification by the stockholders of the Company.

k. “Eligible Individual” means an officer, director, consultant, or employee of the Company or any of its Subsidiaries as described in Section 4 of the Plan.

l. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

m. “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Committee, and/or (iii) the exercise price of an outstanding Award is increased or reduced. The Committee will determine the terms and conditions of any Exchange Program in its sole discretion.

n. “Fair Market Value” means, as of any given date, with respect to any Awards granted hereunder, the fair market value of a share of Stock as determined by the Committee, in its discretion; provided, however, if an Award Agreement provides a different definition, Fair Market Value shall have the meaning set forth in such Award Agreement with respect to the Award granted thereunder.

o. “Initial Public Offering” means the first underwritten public offering of the Company’s common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended

p. “Incentive Stock Option” means any Stock Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

q. “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

r. “Optionee” means a Participant granted a Stock Option pursuant to Section 5 of the Plan which remains outstanding.

s. “Participant” means any Eligible Individual selected by the Committee, pursuant to the Committee’s authority in Section 2 of the Plan, to receive an Award.

t. “Performance Period” shall have the meaning ascribed to such term in Section 8(b).

u. “Performance Share” means Stock granted to a Participant pursuant to Section 8 of the Plan.

v. “Performance Unit” means a right to receive a payment pursuant to Section 8 of the Plan.

w. “Person” means any individual, corporation, partnership, company, limited liability company, joint venture, association, bank, business trust or other entity, whether or not legal entities, or any governmental entity or agency or political subdivision thereof.

x. “Restricted Stock” means Stock granted to a Participant pursuant to Section 6 of the Plan.

y. “Restricted Stock Units” means a right to receive a payment equal to the value of a share of Stock, pursuant to Section 6 of the Plan.

z. “Service” means a Participant’s employment or service with the Company or any of its Affiliates, whether in the capacity of an officer, director, employee, or a consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Company or Affiliate (or in the case of an Incentive Stock Option the parent or Subsidiary of the Company) or a change in the Company or Affiliate (or in the case of an Incentive Stock Option the parent or Subsidiary of the Company) for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, an Participant’s Service with the Company or an Affiliate (or in the case of an Incentive Stock Option the parent or Subsidiary of the Company) shall not be deemed to have terminated if the Participant takes any military leave, temporary illness leave, authorized vacation or other bona fide leave of absence; provided, however, that if any such leave exceeds three (3) months, the Participant’s Service shall be deemed to have terminated unless the Participant’s right to return to Service with the Company is provided by either statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or provided by statute or contract, a leave of absence shall not be treated as Service. The Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the company for which the Participant performs Service ceasing to be the Company or an Affiliate (or in the case of an Incentive Stock Option the parent or Subsidiary of the Company). Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

aa. “Specified Conduct” shall have the meaning ascribed to such term in Section 5(b)(vi).

bb. “Stock” means the common stock of the Company, $0.001 par value per share.

cc. “Stock Appreciation Right” and “SAR” mean the right to receive a payment, in cash from the Company equal to the excess of the Fair Market Value of a share of Stock at the date of exercise over a specified price fixed by the Committee, which shall not be less than 100% of the Fair Market Value of the Stock on the date of grant. In the case of a Stock Appreciation Right which is granted in conjunction with a Stock Option, the specified price shall be the Stock Option exercise price.

dd. “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5 of the Plan.

ee. “Subsidiary” of any Person means any other Person of which the outstanding capital stock or other equity interest possessing a majority of the voting power in the election of directors or similar governing body is owned or controlled by such Person directly or indirectly through one or more Subsidiaries.

SECTION 2. Administration.

The Plan shall be administered by the Committee. The Committee shall have the power and authority in its sole discretion to grant Awards to Eligible Individuals pursuant to the terms and provisions of the Plan.

In particular, the Committee shall have full authority:

a. to select Participants from among the Eligible Individuals;

b. to determine whether and to what extent Awards are to be granted to Eligible Individuals hereunder;

c. to determine the number of shares of Stock to be covered by each such Award granted hereunder, but in no case shall such number be in the aggregate greater than that allowed under the Plan;

d. to determine the terms and conditions of any Award granted hereunder;

e. to waive compliance by a Participant with any obligation to be performed by him or her under any Award and to waive any term or condition of any such Award (provided, however, that no such waiver shall detrimentally affect the rights of a Participant without such Participant’s consent);

f. to determine and interpret the terms and conditions which shall govern all written agreements evidencing the Awards;

g. to institute and determine the terms and conditions of an Exchange Program; and

h. appoint such agents as it deems necessary or advisable for the proper administration of the Plan under this Section 2.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the provisions of the Plan and the terms and conditions of any Award issued, expired, terminated, cancelled or surrendered under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

All decisions made by the Committee pursuant to the provisions of the Plan and as to the terms and conditions of any Award (and any agreements relating thereto) shall be final and binding on all persons, including the Company and the Participants.

Each Award under the Plan shall be evidenced by an Award Agreement which shall be signed by an authorized officer of the Company and, if required, by the Participant, and shall contain such terms and conditions as may be authorized or approved by the Committee. Such terms and conditions need not be the same in all cases.

SECTION 3. Number of Shares of Stock Subject to Plan.

The total number of shares of Stock that may be issued under the Plan or with respect to which Awards may be granted shall be 55,276,783 shares of Stock (or, on and after June 27, 2019, on a post-split basis, 27,638,391 shares of Stock). In addition to the foregoing number of shares, if, after the Effective Date, any Returning Shares under the Prior Plan, revert to this Plan pursuant to Section 4.1 of the Prior Plan, such Returning Shares shall be available for future issuance hereunder as Awards. The limitation in this Section 3 is a limitation solely in the number of shares of Common Stock that may be issued pursuant to the Plan and is not a limitation on the granting of Awards (except as provided herein). Such shares of Stock may consist, in whole or in part, of authorized and unissued shares of Stock or issued shares of Stock reacquired by the Company at any time, as the Committee may determine.

To the extent that shares of Stock subject to an outstanding Award are not issued by reason of the forfeiture, termination, surrender, cancellation or expiration while unexercised of such Award, by reason of the tendering or withholding of shares (by either actual delivery or by attestation) to pay all or a portion of the purchase price or to satisfy all or a portion of the tax withholding obligations relating to an Award, by reason of being settled in cash in lieu of Stock or settled in a manner such that some or all of the shares covered by the Award are not issued to a Participant, being surrendered pursuant to an Exchange Program, or being exchanged for a grant under this Plan that does not involve Stock, then such shares shall immediately again be available for issuance under this Plan. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. Shares of Stock issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company shall not reduce the number of shares of Stock available under this Plan.

Subject to this Section 3 and all sections relating to capitalization adjustments herein, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 5,547,368 shares of Stock (or, on and after June 27, 2019, on a post-split basis, 2,773,684 shares of Stock).

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other similar change in corporate structure or capitalization affecting the Stock, the Committee shall make equitable adjustment in the number and class of shares reserved for issuance under the Plan, the number and class of shares covered by outstanding Awards or the price of shares subject to outstanding Awards.

SECTION 4. Eligibility.

Officers, directors, consultants and employees of the Company shall be eligible to be granted Awards. For purposes of this Plan, “consultants” shall be interpreted broadly to include any individual who provides services to the Company. For purposes of the Plan, any reference to “employment,” “termination” or “termination of employment” regarding a Participant shall include periods of Service or termination of periods of Service as a director or consultant.

SECTION 5. Stock Options.

a. Grant and Exercise. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Stock Options under the Plan to such Eligible Individuals and in such amounts and on such terms and conditions as it shall determine. Each Award Agreement shall set forth, among other things, the option price of the Stock Option, the term of the Stock Option and conditions regarding exercisability of the Stock Option granted thereunder.

i. Nature of Options. The Committee shall have the authority to grant any Eligible Individual either Incentive Stock Options, Nonqualified Stock Options or a combination thereof; provided, however, only an Eligible Individual who is an employee of the Company (or a parent or subsidiary of the Company) at the date of grant may be awarded an Incentive Stock Option. Unless a Stock Option is expressly designated as an Incentive Stock Option by the Committee at the time of grant, the Stock Option shall constitute a Nonqualified Stock Option.

ii. Exercisability. Stock Options awarded under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall approve, either at the time of grant of such Stock Options or pursuant to a general determination, and which need not be the same for all Participants.

iii. Method of Exercise. Stock Options shall be exercised by giving written notice of exercise delivered in person or by mail as required by the terms of any Award Agreement at the Company’s principal executive office, specifying the number of shares of Stock with respect to which the Stock Option is being exercised, accompanied by payment in full of the option price (A) in cash or its equivalent (as determined by the Committee in its sole discretion), (B) if the Stock Option is a Nonqualified Stock Option and the Committee so permits, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price, (C) by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law, or (D) by a combination of (A), (B) and (C). If requested by the Committee, the Optionee shall deliver to the Company the Award Agreement evidencing the Stock Option being exercised for notation thereon of such exercise and return thereafter such Award Agreement to the Optionee. The exercise of a Stock Option shall cancel any related SAR to the extent of the number of shares as to which the Stock Option is exercised. As soon as practicable after receipt of each notice and full payment, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Stock.

b. Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions, and the Award Agreement shall contain such additional or alternative terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

i. Option Price. The option price per share of Stock purchasable under a Stock Option shall not be less than 100% of the Fair Market Value of the Stock on the date of the grant; provided, however, that if any Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company when an Incentive Stock Option is granted to such Participant, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be not less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

ii. Option Term. The term of each Stock Option shall be fixed by the Committee at the time of grant, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; provided, however, that if any Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company when an Incentive Stock Option is granted to such Participant, such Stock Option (to the extent required by the Code at time of grant) shall not be exercisable more than five years from the date such Incentive Stock Option is granted.

iii. Restriction on Exercise After Termination. Except as may otherwise be provided in the Award Agreement and in this Section 5 or Section 10 of the Plan, the exercise of any Stock Option after termination of employment shall be subject to satisfaction of the conditions precedent that the Optionee neither (x) directly or indirectly owns, manages, operates or controls, or participates in the ownership, management, operation or control of, or becomes employed by or connected in any manner with, any entity that is competitive with the Company or any of its Subsidiaries or Affiliates, (y) conducts himself in a manner adversely affecting the Company or any of its Subsidiaries or Affiliates, nor (z) violates any covenant with the Company or any of its Subsidiaries or Affiliates regarding confidentiality, non-competition and/or non-solicitation (each of (x), (y) and (z), “Specified Conduct”).

iv. Termination of Employment. Except as may otherwise be provided in the Award Agreement, in this Section 5 or Section 10 of the Plan, or as determined by the Committee in its sole discretion, if a Participant’s employment with the Company or any of its Subsidiaries terminates, all Stock Options held by such Participant will terminate as of the date of termination of employment and be no longer exercisable in whole or in part.

v. Annual Limit on Incentive Stock Options. To the extent required for incentive stock option treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Stock with respect to which Incentive Stock Options granted under the Plan and all other incentive plans of the Company become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000; provided, however, that if the aggregate Fair Market Value (so determined) of the shares of Stock covered by such options exceeds $100,000 during any year in which they become exercisable, such options with a Fair Market Value in excess of $100,000 will be Nonqualified Stock Options.

vi. Unvested Options. Notwithstanding anything herein to the contrary, except as determined by the Board or as may otherwise be provided in the Award Agreement, with respect to accelerated vesting of any unvested Stock Options, upon any termination of employment of a Participant with the Company or any of its Subsidiaries, all unvested Stock Options held by such Participant will automatically terminate.

SECTION 6. Restricted Stock and Restricted Stock Units.

a. Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock and Restricted Stock Units under the Plan to such Eligible Individuals and in such amounts and on such terms and conditions as it shall determine.

b. End of Period of Restriction. Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, prohibition against sale, transfer, assignment or encumbrance for a specified period, and a requirement to forfeit or return Restricted Stock or Restricted Stock Units in the event of termination of employment during the specified period. After the last day of the period of restriction, (i) shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become transferable by the Participant, subject to an Award Agreement, and (ii) the Participant shall be entitled to receive one share of Stock with respect to each Restricted Stock Unit.

c. Dividends. To the extent provided in the Award Agreement, during the period of restriction, Participants holding shares of Restricted Stock or Restricted Stock Units shall be entitled to receive all dividends and other distributions paid with respect to those shares or units while they are so held. If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock or Restricted Stock Units with respect to which they were paid.

SECTION 7. Stock Appreciation Rights.

a. Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Stock Appreciation Rights under the Plan to such Eligible Individuals and in such amounts and on such terms and conditions as it shall determine. Each SAR shall expire at such time as the Committee shall determine in the Award Agreement, however, no SAR shall be exercisable later than the tenth (10th) anniversary of the date of its grant. SARs may be granted alone or in tandem with Stock Options. With respect to SARs granted in tandem with Stock Options, the exercise of either such Stock Options or such SARs will result in the simultaneous cancellation of the same number of tandem SARs or Stock Options, as the case may be.

b. Payment of SAR Amount. Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount determined by multiplying:

i. The difference between the Fair Market Value of a share of Stock on the date of exercise over the price fixed by the Committee at the date of grant (which price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant); by

ii. The number of shares of Stock with respect to which the SAR is exercised.

Notwithstanding the foregoing, in its sole discretion, the Committee at the time it grants a SAR may provide that the amount payable under this Section 7(b) may not exceed a specified amount.

c. Form of Payment. Payment to a Participant of the amount due upon the exercise of a SAR will be made in cash, except as the Committee may otherwise provide for in the Award Agreement.

SECTION 8. Performance Units and Performance Shares.

a. Grant of Performance Units or Performance Shares. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Performance Units or Performance Shares under the Plan to such Eligible Individuals and in such amounts and on such terms and conditions as it shall determine.

b. Value of Performance Units and Performance Shares. With respect to each grant of Performance Units or Performance Shares, the Committee shall establish an initial value for each Performance Unit and an initial number of shares of Stock for each Performance Share Award granted to each Participant, the performance goals that will be used to determine the extent to which the Participant receives a payment of the value of the Performance Units or number of shares of Stock for the Performance Shares awarded, and the period over which such performance will be measured (“Performance Period”). These goals will be based on the attainment by the Company of one or more certain performance criteria and objectives established by the Committee. With respect to each such performance measure utilized during a Performance Period, the Committee shall assign percentages to various levels of performance which shall be applied to determine the extent to which the Participant shall receive a payout of the value of Performance Units and number of Performance Shares awarded. The Committee shall have the authority to modify, amend or adjust the terms and conditions of any Performance Unit award or Performance Share award, at any time or from time to time, including but not limited to the performance goals.

c. Payment of Performance Units and Performance Shares. After a Performance Period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof as determined by the Committee. The Committee shall make this determination by first determining the extent to which the performance goals set pursuant to Section 8(b) have been met. It will then determine the applicable percentage to be applied to, and will apply such percentage to, the value of Performance Units or number of Performance Shares to determine the payout to be received by the Participant. In addition, with respect to Performance Units and Performance Shares granted to any Eligible Individual, no payout shall be made hereunder except upon written certification by the Committee that the applicable performance goal or goals have been satisfied to a particular extent. The payment described in this Section 8(c) herein shall be made in cash, Stock, or a combination thereof as determined by the Committee.

SECTION 9. Other Incentive Awards.

In addition to Awards under Sections 5 through 8, the Committee may grant other incentive awards payable in cash or in Stock under the Plan as it determines in its sole discretion. Other incentive awards may be granted to Eligible Individuals at any time and from time to time as shall be determined by the Committee. Such Awards may include, but are not limited to:

a. Dividend or Dividend Equivalent Right. A right to receive dividends or their equivalent in value in Stock, cash or in a combination of both with respect to any new or previously existing Award.

b. Stock Award. An unrestricted transfer of ownership of Stock.

c. Other Incentive Awards. Other incentive awards which are related to or serve a similar function to those Awards set forth in this Section 9.

SECTION 10. Amendment and Termination.

The Committee may terminate the Plan or any portion thereof at any time and may amend or modify the Plan from time to time in such respects as the Committee may deem advisable in order that any Awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Committee may deem to be in the best interests of the Company, but no amendment, alteration, or discontinuation shall be made (x) which would impair the rights of Participants under any Award theretofore granted without the consent of a majority of the Participants, or (y) which, without the approval of the stockholders of the Company (but only where such approval is necessary to satisfy then-applicable federal tax law relating to Incentive Stock Options or applicable state law), would:

i. except as provided in Section 3 of the Plan, increase the total number of shares of Stock which may be issued under the Plan;

ii. expand the types of Awards available to Participants under the Plan;

iii. except as provided in Section 3 of the Plan or pursuant to the terms of an Exchange Program, decrease the option price of any Award to less than 100% of the Fair Market Value on the date of the grant of the Award;

iv. materially expand the class of persons eligible to participate in the Plan; or

v. extend (A) the period during which Awards may be granted or (B) the maximum period of any Award under Section 5(b)(ii) of the Plan.

Except as restricted herein with respect to Incentive Stock Options, the Committee may amend or alter the terms and conditions of any Award theretofore granted, and of any agreement evidencing such Award, prospectively or retroactively, but no such amendment or alteration shall impair the rights of any Participant under such Award or agreement without the consent of a majority of the Participants. Upon a Change in Control and upon the payment of any amounts payable to the Participants in connection thereto, the Board may terminate this Plan in its entirety.

SECTION 11. Restrictions on Shares.

a. Repurchase Right. The Company (and other designated Persons) may repurchase any or all of the shares of Stock granted to a Participant pursuant to an Award or acquired by the Participant pursuant to the exercise of a Stock Option upon such Participant’s termination of employment with, or Service to, the Company for any reason to the extent such a right is provided in an Award Agreement or other applicable agreement between the Company and the Participant.

SECTION 12. Change in Control.

a. Stock-based Awards. Notwithstanding any other provisions of the Plan, except as determined by the Board or as otherwise provided in the Award Agreement, in the event of a Change in Control, there shall be no acceleration of the vesting of any Participant’s Stock-based Awards granted under the Plan, including Stock Options, SARs, Restricted Stock and Restricted Stock Units, and the Committee is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to facilitate a Change in Control:

i. To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested;

ii. To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or

iii. Take any other action that the Committee deems appropriate, in its sole discretion, and require each Participant to take all actions as the Committee deems necessary or appropriate in connection with the consummation of the Change in Control.

b. Release. In connection with any payments payable to the Participants as a result of a Change in Control, a pre-condition to the receipt of such payments shall be the delivery and non-revocation by the Participant of a commercially reasonable general release for the benefit of Company and its Affiliates within 30 days of the closing of the Change in Control of the Company or such date as may otherwise be provided in the Award Agreement.

SECTION 13. General Provisions.

a. Representations. The Committee may require each Participant purchasing shares of Stock pursuant to an Award to represent to and agree with the Company in writing that such Participant is acquiring the shares of Stock without a view to the distribution thereof.

b. Stock-transfer Orders and Other Restrictions. All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed or quotation system on which the Stock is admitted for trading and any applicable federal or state securities law, or as the Company may be advised by legal counsel, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

c. Not Exclusive Compensation. Nothing contained in the Plan shall prevent the Board or Committee from adopting other or additional compensation arrangements. The adoption of the Plan shall not confer upon any director, consultant or employee of the Company or any of its Subsidiaries any right to continued Service or employment with the Company or any of its Subsidiaries, as the case may be, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries to terminate the Service or employment of any of its consultants or employees at any time.

d. Date of Grant. Each Participant shall be deemed to have been granted an Award on the date specified in the applicable Award Agreement, provided that the Committee has taken action on or before such date to grant such Award under the Plan.

e. Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan. With respect to withholding required upon the exercise of Stock Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, or upon any other taxable event arising as a result of Awards granted hereunder, subject to Committee approval, Participants may elect to satisfy the withholding requirement, in whole or in part, by (i) paying cash, check, or other cash equivalents, (ii) electing to have the Company withhold shares of Stock having a fair market value equal to the statutory amount required to be withheld (or such greater amount as the Committee may determine), (iii) delivering to the Company already-owned shares of Stock having a fair market value equal to the statutory amount required to be withheld (or such greater amount as the Committee may determine), provided the delivery of such shares of Stock will not result in any adverse accounting consequences, as the Committee determines in its sole discretion, (iv) selling a sufficient number of shares of Stock otherwise deliverable to the Participant through such means as the Committee may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, or (v) any combination of the foregoing methods of payment. All such elections shall be subject to any procedures, restrictions or limitations that the Committee, in its sole discretion, deems appropriate. The amount of the withholding requirement will be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Committee may determine if such amount would not have adverse accounting consequences, as the Committee determines in its sole discretion. The fair market value of the shares of Stock to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

f. General Restrictions. Each Award under the Plan shall be subject to the condition that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Stock subject to or related thereto upon any securities exchange or under any state or Federal law, (ii) the consent or approval of any governmental or regulatory body, or (iii) an agreement by the Participant with respect thereto, is necessary or desirable, then such Award shall not become exercisable in whole or in part or any shares be issued thereunder unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

g. Indemnification. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, failure to act, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee and each and every officer and employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, failure to act, determination or interpretation.

h. Incentive Stock Options. In interpreting and applying the provisions of the Plan, any Stock Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, regulations and rulings, be construed as, and any ambiguity shall be resolved in favor of preserving its status as, an “incentive stock option” within the meaning of Section 422 of the Code. Once an Incentive Stock Option has been granted, no action by the Committee that would cause such Stock Option to lose its status under the Code as an “incentive stock option” shall be effective as to such Incentive Stock Option unless taken at the request of or with the consent of the Participant. Notwithstanding any provision to the contrary in the Plan or in any Incentive Stock Option granted pursuant to the Plan, if any change in law or any regulation or ruling of the Internal Revenue Service shall have the effect of disqualifying any Stock Option granted under the Plan which is intended to be an “incentive stock option” within the meaning of Section 422 of the Code, the Stock Option granted shall nevertheless continue to be outstanding as, and shall be deemed to be, a Nonqualified Stock Option under the Plan.

i. Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively and who may include a trustee under a will or living trust) to whom any benefit under the Plan is to be paid in the case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation or if all designated beneficiaries predecease the Participant, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

j. Participation. No Eligible Individual shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

k. No Right to Company Assets. Neither the Participant nor any other person shall acquire, by reason of the Plan, any right in or title to any assets, funds or property of the Company whatsoever, including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Company.

l. Rights as Stockholder. Except as otherwise provided under the Plan, a Participant or beneficiary shall have no rights as a holder of shares of Stock with respect to Awards hereunder, unless and until shares of Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). To the extent the Stock is uncertificated, references in this Plan to certificates shall be deemed to include references to any book-entry evidencing such shares of Stock.

m. Nontransferability of Awards. The Committee may permit the transfer of Awards, and may impose such restrictions on transferability, and establish such operational procedures regarding transferability, as it may deem appropriate, necessary, or advisable. Except as the Committee may permit, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, except as the Plan may permit, all Awards granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

n. Other Restrictions and Limitations. The Committee may impose such restrictions and limitations on any Awards and/or any amounts payable thereunder as it may deem advisable, including, without limitation, restrictions intended to comply with applicable Federal or state securities laws, share ownership or holding period requirements, or requirements to enter into or to comply with confidentiality, non-competition and/or other restrictive or similar covenants (including provisions relating to forfeiture of awards for violation of such covenants) and may cause a legend to be put on any certificates issued in connection with an Award to give appropriate notice of any such restrictions.

o. Nonuniform Determinations. The Committee’s determinations under the Plan, including, without limitation, (i) the determination of the Eligible Individuals to receive Awards, (ii) the form, amount and timing of such Awards, (iii) the terms and provisions of such Awards, and (iv) the Award Agreements evidencing the same, need not be uniform and may be made by the Committee selectively among Eligible Individuals, whether or not such Eligible Individuals are similarly situated.

p. Substitution. The Committee may, with the Participant’s consent, permit the exchange or substitution of one type of Award for another type of Award in accordance with applicable law, including pursuant to an Exchange Program.

q. Code Section 409A. Anything under the Plan to the contrary notwithstanding, to the extent applicable, it is intended that the Plan shall comply with the provisions of Section 409A of the Code and that all applicable Awards not otherwise exempt from Section 409A of the Code be construed and applied in a manner consistent with this intent. Terms defined in the Plan and any applicable Award Agreement shall have the meanings given such terms under Section 409A of the Code if and to the extent required in order to comply with Section 409A of the Code. Any amount constituting a “deferral of compensation” under Treasury Regulation Section 1.409A-1(b) that is payable to a Participant upon a “separation from service” of the Participant (within the meaning of Treasury Regulation Section 1.409A-1(h)) (other than due to the Participant’s death), occurring while the Participant shall be a “specified employee” (within the meaning of Treasury Regulation Section 1.409A-1(i)) of the Company, shall not be paid until the earlier of (x) the date that is six months following such separation from service or (y) the date of the Participant’s death following such separation from service. Whenever a payment under the Plan or an Award Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within thirty (30) days following the Change in Control”), the actual date of payment within the specified period shall be within the sole discretion of the Company. Notwithstanding any other provision of this Plan or any Award Agreement executed in connection with this Plan to the contrary, the Committee may, but shall not be obligated to, modify any provision of this Plan or such agreements if and to the extent that the Committee concludes such modification to be necessary or desirable to avoid the imposition upon a Participant of the additional taxes imposed on certain non-qualified deferred compensation arrangements pursuant to Section 409A of the Code. No action or failure by the Committee or the Company in good faith to act, pursuant to this Section 13(q), shall subject the Committee, the Company, any of its Affiliates or Subsidiaries or any of their respective employees, managers, directors or representatives to any claim, liability, or expense, and neither the Company nor any of its Affiliates or Subsidiaries shall have any obligation to indemnify or otherwise protect any Participant from the obligation to pay any taxes pursuant to Section 409A.

r. Assent to Shareholders Agreement. Upon the receipt of any Stock pursuant to this Plan, each Participant may be required to assent to a shareholders agreement or similar agreement and become bound by all of the applicable terms and provisions thereof as fully as if such Participant had been named as an original party to such shareholders or similar agreement.

SECTION 14. Effective Date of Plan.

The Plan shall be effective as of the Effective Date.

SECTION 15. Term of Plan.

No Award shall be granted under the Plan on or after the tenth anniversary of the Effective Date; provided, however, that Awards granted prior to such tenth anniversary may extend beyond that date.

SECTION 16. Requirements of Law.

a. Requirements of Law. The granting of Awards and the issuance of shares of Stock under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

b. Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

NONQUALIFIED STOCK OPTION AGREEMENT

This NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made as of this [day] day of [month], 2017 by and between LIVONGO HEALTH, INC., a Delaware corporation (the “Company”), and [Name] (“Optionee”) pursuant to and in accordance with the Livongo Health, Inc. 2014 Stock Incentive Plan (the “Plan”), as amended and restated, heretofore adopted by the Company. All capitalized terms used herein and not otherwise defined shall have the meanings given them in the Plan. Optionee acknowledges receipt of a copy of the Plan.

WHEREAS, Optionee has provided and shall provide services to the Company; and

WHEREAS, the Company considers it desirable and in its best interests that Optionee be given added incentive to advance the interests of the Company by possessing an option to purchase shares of common stock, $0.001 par value, of the Company (the “Stock”).

1. Grant of Option

Pursuant and subject to all of the provisions of the Plan and this Agreement, the Company hereby grants to Optionee, as of «Vesting Start Date» (the “Grant Date”), the right, privilege, and option to purchase the number of shares of its Stock at the purchase price per share set forth below:

Number of shares:	[_____]
Price Per share:	$____

The options granted hereunder are not intended to be incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

2. Duration of Option; Vesting and Exercisability

(a) This option shall be for a term of ten (10) years commencing as of the date hereof (the “Option Period”), subject to earlier termination according to the provisions of this Agreement and the Plan.

(b) Provided that Optionee is continuously providing Service to the Company through the applicable vesting dates, this option shall vest and be exercisable as to all or a portion of the number of shares set forth in Section 1 above, as follows:

[insert vesting schedule]

3. Method of Exercise and Payment

(a) All or any part of the shares of Stock with respect to which the right to exercise has vested may be purchased at the time of such vesting or at any time or times thereafter during the Option Period.

(b) This option may be exercised by written notice directed to the Secretary of the Company or such other person designated by the Company, at the Company’s principal place of business, accompanied by cash or certified or cashier’s check in an amount equal to the sum of the option price and any withholding tax obligation arising in connection with such exercise, or in such other form of payment or combination of forms of payment as the Committee, in its sole discretion, may permit. The notice shall state (A) the election to exercise the option, (B) the total number of full shares in respect to which it is being exercised, and (C) shall be signed by the person or persons exercising the option. Prior to the issuance of Stock upon any exercise of the option, Optionee must pay or make adequate provision for any applicable federal, state, or local income, Social Security, and Medicare taxes required to be withheld as a result of the exercise. Upon such receipt of the option price, the Company shall promptly deliver such Stock, provided that if any law or regulation requires the Company to take any action with respect to such Stock before issuance thereof, then the date of delivery of such Stock shall be deferred for the period necessary to take such action. The option shall be exercisable in whole shares of Stock only.

(c) This option may not be exercised if the issuance of such shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any laws or regulations or Company policies respecting blackout periods, or any rules or regulations of any stock exchange on which the Stock may be listed. As a condition to the exercise of this option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

(d) As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to or on behalf of the Optionee, in the name of the Optionee or other appropriate recipient, share certificates for the number of shares purchased under this option. Such delivery shall be effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Optionee or other appropriate recipient.

4. Termination of Option

This option, to the extent not theretofore exercised, shall terminate upon the earlier to occur of (a) the expiration of the Option Period, or (b) the time specified in Section 5 hereof upon the occurrence of any of the events described therein.

5. Termination of Service

Termination of the Optionee’s Service shall affect Optionee’s rights under the Option as follows:

(a) Termination for Cause. The vested and non-vested portions of the option shall immediately terminate and cease to be exercisable if Optionee’s Service is terminated by the Company for Cause.

(b) Other Termination. If Optionee’s Service is terminated for any reason other than Cause, then (i) the non-vested portion of the option shall immediately expire on the date of termination of Service, and (ii) the vested portion of the option shall expire to the extent not exercised within ninety (90) days after the date of such termination of Service.

6. Adjustment

This option shall be subject to adjustment pursuant to Section 3 of the Plan.

7. Compliance with Certain Laws and Regulations

(a) If the Committee shall determine, in its discretion, that the listing, registration or qualification of the Shares subject to the option upon any securities exchange or under any law or regulation, or that the consent or approval of any governmental regulatory body is necessary or desirable in connection with the granting of the option or the acquisition of Shares thereunder, the Optionee shall supply the Committee with such certificates, representations and information as the Committee may request and shall otherwise cooperate with the Committee in obtaining any such listing, registration, qualification, consent or approval.

(b) The Company shall not be obligated to sell or issue any shares of Stock or other securities pursuant to the exercise of this Option unless the shares of Stock or other securities with respect to which this Option is being exercised are at that time effectively registered or exempt from registration under the Securities Act and applicable state securities laws.

8. Representations of the Optionee

By execution of this Agreement, the Optionee represents and warrants to the Company as follows:

(a) The Optionee is acquiring the Company’s Stock solely for the Optionee’s own account for investment purposes and not with a view to or interest in participating, directly or indirectly, in the resale or distribution of all or any part thereof.

(b) The Optionee acknowledges that the option and the Stock acquired by the Optionee are to be issued and sold to the Optionee without registration and in reliance upon certain exemptions under the Securities Act and in reliance upon certain exemptions from registration requirements under any other applicable securities laws.

(c) The Optionee will make no transfer or assignment of any of the Stock acquired pursuant to this option except in compliance with the Securities Act and any other applicable securities laws.

(d) The Optionee is aware that no federal or state agency has made any recommendation or endorsement of the Stock or any finding or determination as to the fairness of an investment in such Stock.

(e) The Optionee acknowledges that no public or secondary market exists or may ever exist for the Stock and, accordingly, Optionee may not be able to readily liquidate Optionee’s investment in the Stock.

(f) The Optionee hereby acknowledges that the Company has made available to Optionee the opportunity to ask questions, to receive answers, and to obtain information necessary to evaluate the merits and risks of this investment.

(g) The Optionee hereby acknowledges that the option and underlying Stock are a speculative investment. Optionee represents that he or she can bear the economic risks of such an investment for an indefinite period of time.

(h) The Optionee hereby acknowledges that the Stock certificate or certificates evidencing shares of Stock or other securities issued pursuant to any exercise of this option will bear legends in such form as may be prescribed from time to time by applicable laws or as the Company may be advised by legal counsel and setting forth the restrictions on their transferability as described in this Agreement, and under any applicable agreements between Optionee and the Company or any of its stockholders.

9. Rights Prior to Exercise of Option

Optionee shall not have, by virtue of this option, any rights as a stockholder of the Company prior to the actual acquisition of the shares of Stock of the Company through the exercise of this option.

10. Assent to Certain Agreements.

(a) By exercising this option Optionee agrees that, as a condition of exercise and upon request by the Company, Optionee will enter into (i) that certain Third Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of March 14, 2017, by and among the Company and certain stockholders of the Company parties thereto, as the same may be amended, restated or otherwise modified from time to time, (the “Co-Sale Agreement”) as a “Key Holder” thereunder and (ii) that certain Third Amended and Restated Voting Agreement, dated as of March 14, 2017, by and among the Company and certain stockholders of the Company parties thereto, as the same may be amended, restated or otherwise modified from time to time (the “Voting Agreement”), as a “Key Holder” and “Stockholder” thereunder.

11. Company’s Right of First Refusal; Company’s Repurchase Right.

(a) Company’s Right of First Refusal. Before any shares of Stock purchased by the Optionee pursuant to this Agreement (the “Shares”) may be sold, pledged, assigned, hypothecated, transferred, or otherwise disposed of (each, a “Transfer”), the Company or its assignee(s) shall have a right of first refusal to purchase the shares of Stock proposed to be Transferred on the terms and conditions set forth in this Section 11(a) (the “Right of First Refusal”).

(i) In the event the Optionee desires to Transfer any Shares, the Optionee shall deliver to the Company a written notice (the “Notice”) stating: (w) the Holder’s bona fide intention to sell or otherwise Transfer such Shares; (x) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (y) the number of Shares to be Transferred to each Proposed Transferee and (z) the bona fide cash price for which the Holder proposes to Transfer the Shares (the “Offered Price”), and the Holder shall offer such Shares at the Offered Price to the Company or its assignee(s).

(ii) Within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may elect in writing to purchase all, but not less than all, of the Shares proposed to be Transferred to any one or more of the Proposed Transferees. The purchase price (“Purchase Price”) for the Shares repurchased under this Section 11(a) shall be the Offered Price.

(iii) Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times mutually agreed to by the Company and the Holder.

(iv) If all of the Shares proposed in the Notice to be Transferred are not purchased by the Company and/or its assignee(s) as provided in this Section 11(a), then the Holder may sell or otherwise Transfer such unpurchased Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other Transfer is consummated within one hundred twenty (120) days after the date of the Notice and provided further that any such sale or other Transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not Transferred to the Proposed Transferee within such 120-day period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal as provided herein before any Shares held by the Holder may be sold or otherwise Transferred.

(v) Anything to the contrary contained in this Section 11(a) notwithstanding, the Transfer of any or all of the Shares upon the Optionee’s death by will or intestacy shall be exempt from the Right of First Refusal.

(vi) The Right of First Refusal shall terminate as to all Shares upon a sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

(vii) Any transfer or sale of the Shares is subject to restrictions on transfer imposed by any applicable state and federal securities laws. Any Transfer or attempted Transfer of any of the Shares not in accordance with the terms of this Agreement shall be void and the Company may enforce the terms of this Agreement by stop transfer instructions or similar actions by the Company and its agents or designees.

(b) Company’s Repurchase Right. Upon the termination of Service of Optionee by the Company for Cause, at the discretion of the Committee, all or a portion of the Stock held by Participant in connection with the exercise of this Option shall be subject to repurchase by the Company upon written notice to Optionee (or his or her representative or permitted transferee, as the case may be) of the Company’s election to repurchase such Stock within 120 days from the date of termination of Service. Upon such repurchase by the Company, the price per share paid to Optionee will be the Fair Market Value as of the date of repurchase, as determined by the Committee in good faith.

12. Lock-Up Agreement

Optionee hereby agrees that he or she will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s initial public offering (the “IPO”) and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days), or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports; and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto, (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock held immediately prior to the effectiveness of the registration statement for the IPO; or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the capital stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of capital stock or other securities, in cash or otherwise. The underwriters in connection with the IPO are intended third-party beneficiaries of this subsection and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Optionee further agrees to execute such agreements as may be reasonably requested by the underwriters in the IPO that are consistent with this subsection or that are necessary to give further effect thereto.

13. No Rights of Continued Service or to Future Awards

Nothing herein shall confer upon the Optionee any right (a) to be retained in the employ of the Company or a subsidiary, or continue to serve as a director of or consultant to the

Company or a subsidiary, or shall prevent the Company or subsidiary which employs or retains the Optionee from terminating such relationship at any time, with or without Cause, or removing or failing to reelect the Optionee as a director, or (b) to the receipt of a future option under the Plan.

14. Nontransferability

Neither this option nor any rights hereunder may be transferred or assigned other than by will or the laws of descent and distribution (in which case the conditions and obligations applicable to the Optionee hereunder shall be applicable to such transferee or assignee and the Company’s rights hereunder shall be exercisable with respect to such transferee or assignee). During the Optionee’s lifetime, this option may be exercised only by him or by Optionee’s legal representative. This option is not subject to execution, attachment or other process and no person shall be entitled to exercise any rights of the Optionee hereunder or possess any rights hereunder by virtue of any attempted execution, attachment or other process.

15. Interpretation

If and when questions arise from time to time as to the intent, meaning or application of the provisions hereof or of the Plan, such questions shall be decided by the Committee in its sole discretion, and any such decision shall be conclusive and binding on the Optionee. The Optionee hereby agrees that this option is granted and accepted subject to such condition and understanding.

16. Binding Effect

This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent provided in the Plan and herein, to their respective heirs, executors, administrators, successors, and assigns. Optionee may not assign any of his or her rights or obligations under this Agreement except to the extent and in the manner expressly permitted hereunder.

17. Counterparts

This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. One or more counterparts of this Agreement may be delivered by facsimile, with the intention that delivery by such means shall have the same effect as delivery of an original counterpart thereof.

18. Notices

Any notice provided for in this Agreement must be in writing and must be either personally delivered, delivered by overnight courier, or mailed by first class mail, to the Optionee at the address set forth on the records of the Company, to the Company at its principal place of business, or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when received.

19. Severability

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

20. Complete Agreement

This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

21. Waiver or Modification

Any waiver or modification of any of the provisions of this Agreement shall not be valid unless made in writing and signed by the parties hereto. Waiver by either party of any breach of this Agreement shall not operate as a waiver of any subsequent breach.

22. Independent Legal and Tax Advice; Section 409A of the Code

Optionee acknowledges that the Company has advised Optionee to obtain independent legal and tax advice regarding the grant and exercise of the Option and the acquisition of any shares acquired thereby. Optionee and the Company acknowledge that this option is intended to be exempt from Section 409A of the Code, with the Exercise Price intended to be at least equal to the “fair market value” per share of Stock on the Date of Grant. Since shares are not traded on an established securities market, the exercise price has been based upon the determination of Fair Market Value by the Committee in a manner consistent with the terms of the Plan. Optionee acknowledges that there is no guarantee that the Internal Revenue Service will agree with this valuation, and agrees not to make any claim against the Company, the Board, the Committee, or the Company’s officers or employees in the event that the Internal Revenue Service asserts that the valuation was too low or that the option is not otherwise exempt from Section 409A of the Code.

23. Governing Law

This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

24. Miscellaneous

In the event of any conflict between the provisions of the Plan and the terms and conditions of this Agreement, the provisions of the Plan shall govern for all purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Non-Qualified Stock Option Agreement to be executed as of the day and year first above written.

OPTIONEE:	LIVONGO HEALTH, INC.

By:
[Optionee Name]	Name:
Its:

LIVONGO HEALTH, INC.

2014 STOCK PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

[PARTICIPANT NAME] (“Participant”)

Participant has been granted an award of Restricted Stock Units (“RSUs”) pursuant to this Notice of Restricted Stock Unit Award (“Notice of Grant”), which award is subject to the terms and conditions of the Livongo Health, Inc. 2014 Stock Plan (the “Plan”) and the attached Restricted Stock Unit Agreement, including any special terms and conditions for Participant’s country set forth in Appendix A attached thereto (the “Appendix” and, together with the Restricted Stock Unit Agreement, the “Agreement”), all of which are incorporated herein by reference. Unless otherwise defined in this Notice of Grant, capitalized terms used herein shall have the meanings defined in the Plan.

Date of Grant:	[_______________]

Total Number of RSUs Granted:	[________]

Expiration Date:	The earlier to occur of (a) the date on which settlement of all vested RSUs granted hereunder occurs, or (b) ten (10) years from the Date of Grant

Vesting Commencement Date:	[_________________]

Vesting:

(a) Vesting of RSUs is conditioned on the satisfaction of two vesting requirements before the Expiration Date (or earlier termination of RSUs pursuant to Section 4 of the Agreement): (1) a time and service based requirement (the “Time and Service Based Requirement”) and (2) a liquidity event requirement (the “Liquidity Event Requirement”), each as described below. RSUs will only vest as set forth in clauses (b) and (c) below if both of these requirements are satisfied on or before the Expiration Date.

(1)	Time and Service Based Requirement: [insert vesting schedule].

(2)	Liquidity Event Requirement: [ ].

(b) RSUs Vested at Initial Vesting Date. At the Initial Vesting Date, if Participant ceased providing Service to the Company at any time prior to the Anniversary Date, then no portion of the RSUs shall vest. If at the Initial Vesting Date, Participant (i) has provided continuous Service since the Vesting Commencement Date or (ii) has ceased to provide Service to the Company but provided continuous Service until at least the Anniversary Date, then the RSUs shall vest calculated as set forth in clause (a)(1) above.

(c) RSUs Vested after Initial Vesting Date. If on the Initial Vesting Date, Participant has provided continuous Service, then with respect to RSUs that have not vested as of such Initial Vesting Event, vesting shall continue under the Time and Service Based Requirement as set forth in clause (a)(1) above (each vesting date a “Subsequent Vesting Date”).

Settlement: Upon the Initial Vesting Date or within 30 days following the occurrence of any Subsequent Vesting Date as set forth above, RSUs that vest as of the Initial Vesting Date or any Subsequent Vesting Date, as applicable, shall be settled. Subject to Section 12 of the Plan, settlement means the delivery of Shares subject to vested RSU. Settlement of vested RSUs shall occur whether or not Participant is providing Service to the Company at the time of settlement. No fractional RSUs or rights for fractional Shares shall be created pursuant to this Notice of Grant.

By Participant’s acceptance hereof (whether written, electronic or otherwise), Participant agrees, to the fullest extent permitted by law, that in lieu of receiving documents in paper format, Participant accepts the electronic delivery of any documents the Company, or any third party involved in administering the Plan which the Company may designate, may deliver in connection with this grant (including the Plan, the Notice of Grant, this Agreement, account statements, or other communications or information) whether via the Company’s intranet or the Internet site of such third party or via email or such other means of electronic delivery specified by the Company. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or any third party involved in administering the Plan which the Company may designate.

By Participant’s acceptance hereof (whether written, electronic or otherwise), Participant and the Company agree that this award is granted under and governed by the terms and conditions of this Notice of Grant, as well as the Plan and the Agreement.

PARTICIPANT		Livongo Health, Inc.

By:
[Participant Name]		[Title]

Livongo Health, Inc.

2014 STOCK PLAN

RESTRICTED STOCK UNIT AGREEMENT

Participant has been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the Company’s 2014 Stock Plan (the “Plan”), the Notice of Restricted Stock Unit Award (“Notice of Grant”) and this Restricted Stock Unit Agreement (collectively, this “Agreement”). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

1. No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, Participant shall have no ownership of the Shares allocated to the RSUs and shall have no right to dividends or to vote such Shares.

2. Dividend Equivalents. Cash dividends, if any, shall not be credited to Participant with respect to the RSUs.

3. No Transfer. The RSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of, other than by will or by the laws of descent and distribution.

4. Termination. The RSUs shall terminate on the Expiration Date or earlier as provided in this Section 4. If Participant’s Service to the Company terminates for any reason, all RSUs for which vesting is no longer possible under the terms of the Notice of Grant and this Agreement shall be forfeited to the Company forthwith, and all rights of Participant to such RSUs shall immediately terminate. If Participant’s Service to the Company terminates at any time prior to an Initial Vesting Event and Participant had not continuously provided Service to the Company through at least the Anniversary Date as of the date that Participant’s first ceases to provide Service to the Company, then all RSUs awarded in this Notice of Grant and this Agreement shall be forfeited to the Company forthwith, and all rights of Participant to such RSUs shall immediately terminate.

For purposes of the RSUs, Participant’s Service to the Company (regardless of the reason for such termination and whether or not later found to be invalid or in breach of labor laws in the jurisdiction where Participant is rendering services or the terms of Participant’s employment or service agreement, if any) will be considered terminated effective as of the date that Participant is no longer actively providing Service (as defined in the Plan) to the Company or its Affiliates (the “Employer”) and will not be extended by any notice period mandated under local employment laws (e.g., active service would not include a period of “garden leave” or similar period pursuant to local labor laws).

In case of any dispute as to whether and when such termination has occurred, the Committee shall have sole discretion to determine whether such termination has occurred and the effective date of such termination.

5. Limitations on Transfer of Stock. In addition to any other limitation on transfer created by applicable securities and other laws, Participant shall not assign, encumber or dispose of any interest in the Shares issued pursuant to this Agreement except in compliance with the provisions below and Applicable Laws. The restrictions on transfer also include a prohibition on any short position, any “put equivalent position” or any “call equivalent position” by the RSU holder with respect to the RSU itself as well as any shares issuable upon settlement of the RSU prior to the settlement thereof until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

(a) Right of First Refusal. Before any Shares held by Participant or any transferee of Participant (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 5(a) (the “Right of First Refusal”).

(i) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (A) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (B) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (C) the number of Shares to be transferred to each Proposed Transferee; and (D) the terms and conditions of each proposed sale or transfer. The Holder shall offer the Shares at the same price (the “Offered Price”) and upon the same terms (or terms as similar as reasonably possible) to the Company or its assignee(s).

(ii) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (iii) below.

(iii) Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section 5(a) shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board in good faith.

(iv) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness, or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(v) Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 5(a), then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 60 days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities and other laws and the Proposed Transferee agrees in writing that the provisions of this Section 5 and the waiver of statutory information rights in Section 19 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if the Holder proposes to change the Offered Price or other terms to make them more favorable to the Proposed Transferee, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(vi) Exception for Certain Family Transfers. Anything to the contrary contained in this Section 5(a) notwithstanding, the transfer of any or all of the Shares during Participant’s lifetime or on Participant’s death by will or intestacy to immediate family members of Participant or a trust for the benefit of immediate family members of Participant shall be exempt from the provisions of this Section 5(a). In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 5.

(b) Involuntary Transfer.

(i) Company’s Right to Purchase upon Involuntary Transfer. In the event, at any time after the date of this Agreement, of any transfer by operation of law or other involuntary transfer (including death or divorce, but excluding a transfer to immediate family members) of all or a portion of the Shares by the record holder thereof, the Company shall have an option to purchase all of the Shares transferred at the greater of the purchase price paid by Participant for the Shares pursuant to this Agreement (as adjusted for any stock splits, stock dividends and the like) or the Fair Market Value of the Shares on the date of transfer. Upon such a transfer, the person acquiring the Shares shall promptly notify the Secretary of the Company of such transfer. The right to purchase such Shares shall be provided to the Company for a period of thirty (30) days following receipt by the Company of written notice by the person acquiring the Shares.

(ii) Price for Involuntary Transfer. With respect to any Shares to be transferred pursuant to Section 5(b)(i), the Fair Market Value per Share shall be a price set by the Board in good faith using a reasonable valuation method in a reasonable manner in accordance with Section 409A of the Code. The Company shall notify Participant or his or her executor of the price so determined within thirty (30) days after receipt by it of written notice of the transfer or proposed transfer of Shares. However, if Participant does not agree with the valuation as determined by the Board, Participant shall be entitled to have the valuation determined by an independent appraiser to be mutually agreed upon by the Company and Participant and whose fees shall be borne equally by the Company and Participant.

(c) Assignment. The right of the Company to purchase any part of the Shares may be assigned in whole or in part to any shareholder or shareholders of the Company or other persons or organizations.

(d) Termination of Rights. The right of first refusal granted the Company by Section 5(a) above and the option to repurchase the Shares in the event of an involuntary transfer granted the Company by Section 5(b) above shall terminate upon an IPO.

6. Restrictions Binding on Transferees. All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement, including the transfer restrictions of Sections 5 and 15 and the transferee shall acknowledge such restrictions in writing. Any sale or transfer of the Shares shall be void unless the provisions of this Agreement are satisfied.

7. Responsibility for Taxes. Regardless of any action that the Company or the Employer takes with respect to any or all income tax, social insurance, fringe benefit tax, payroll tax, payment on account, or other tax-related items related to Participant’s participation in the Plan and legally applicable to him or her (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, without limitation, the grant, vesting, or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such issuance, and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Participant shall not make any claim against the Company or its Board, the Employer or its board, officers or employees related to Tax-Related Items arising from the RSUs. Furthermore, if Participant has become subject to tax in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or another Affiliate which is a former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (i) payment by Participant to the Company or the Employer; (ii) withholding from Participant’s wages or other cash compensation paid to him or her by the Company or the Employer; (iii) withholding from proceeds of the sale of Shares acquired upon vesting and settlement of the RSUs, either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization); or (iv) withholding in Shares to be issued upon vesting and settlement of the RSUs. If Participant is a Section 16 officer of the Company under the Exchange Act, unless determined otherwise by the Committee in advance of a Tax-Related Items withholding event, the method of withholding for RSUs will be (iv) above.

The Company may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates, including up to maximum applicable rates per jurisdiction. If the obligation for Tax-Related Items is satisfied by withholding in Shares, Participant is deemed, for tax purposes, to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of Participant’s participation in the Plan. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if Participant fails to comply with his or her obligations in connection with the Tax-Related Items. If applicable, Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares.

8. U.S. Tax Consequences. If Participant is a U.S. taxpayer, Participant acknowledges that there will be tax consequences upon the vesting and/or settlement of the RSUs or disposition of the Shares, if any, received in connection therewith, and Participant should consult a tax adviser regarding Participant’s tax obligations prior to such vesting, settlement or disposition. Upon vesting of the RSUs, the Fair Market Value of the Shares subject to the RSUs is subject to payroll taxes (e.g., FICA), and when the Shares are released following vesting, the Fair Market Value of the Shares is subject to U.S. federal, state and local income taxes. Upon disposition of the Shares, any subsequent increase or decrease in value will be treated as short-term or long-term capital gain or loss, depending on whether the Shares are held for more than 12 months from the date of settlement. If Participant is subject to tax outside the United States, different tax treatment may apply and the Company may provide to Participant a separate description of the tax treatment. However, regardless of any information provided by the Company, Participant should consult with his or her personal tax advisor for more information on the actual potential tax consequences of this RSU.

9. Code Section 409A. If Participant is a U.S. taxpayer, to the extent applicable, the RSUs are intended to constitute a “short term deferral” for purposes of Section 409A of the Code to the greatest extent possible, and otherwise are intended to comply with Section 409A of the Code, and the RSUs will be administered and interpreted in accordance with that intent. To the extent that any provision of this Agreement is ambiguous as to its exemption from, or compliance with, Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder are either exempt from, or comply with, Section 409A of the Code. Solely for purposes of Section 409A of the Code, each issuance of Shares on a vesting date shall be considered a separate payment. The Company makes no representation or warranty and shall have no liability to Participant or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.

10. Acknowledgement of Nature of Grant. The Company and Participant agree that the RSUs are granted under and governed by the Notice of Grant, this Agreement and the provisions of the Plan. Participant acknowledges receipt of a copy of the Plan, represents that Participant has carefully read and is familiar with their provisions, and hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice of Grant. Participant further acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(c) all decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Company;

(d) the RSU grant and Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or services contract with the Company, the Employer, or any other Parent or Subsidiary and shall not interfere with the ability of the Company or, if different, the Employer to terminate Participant’s employment or service relationship (if any) for any reason;

(e) Participant is voluntarily participating in the Plan;

(f) the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not intended to replace any pension rights or compensation;

(g) the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(h) the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(i) except for RSUs granted to non-employee Directors and Shares subject to such RSUs, unless otherwise agreed with the Company in writing, the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not granted as consideration for, or in connection with, any service Participant may provide as a director of any Subsidiary;

(j) no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from termination of Participant’s Service (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any);

(k) unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any Corporate Transaction affecting the Shares of the Company;

(l) the following additional provisions apply only if Participant is providing services outside the United States:

(i) the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not part of normal or expected compensation or salary for any purpose;

(ii) neither the Company, the Employer, a Parent, nor any Subsidiary or Affiliate of the Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares of acquired upon settlement.

11. Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant (including any written representations, warranties and agreements as the Committee may request of Participant for compliance with Applicable Laws) with all applicable U.S. and non-U.S. state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Common Stock may be listed or quoted at the time of such issuance or transfer. Participant may not be issued any Shares if such issuance would constitute a violation of any applicable U.S. and non-U.S. federal, state or local securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares shall relieve the Company of any liability in respect of the failure to issue or sell such shares.

12. Legend on Certificates. The certificates representing the Shares issued hereunder shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, this Agreement, or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares of the Common Stock are listed, and any applicable U.S. and non-U.S. federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

14. Entire Agreement; Severability. The Notice of Grant and the Agreement, including the Plan, constitutes the entire agreement between Participant and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter. Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee regarding any questions relating to the RSUs. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of the Notice of Grant and this Agreement, the Plan terms and provisions shall prevail. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

15. Lock-Up Agreement. In connection with the IPO and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, Participant hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however and whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days but subject to such extension or extensions as may be required by the underwriters in order to publish research reports while complying with Rule 2711 of the National Association of Securities Dealers, Inc.) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the IPO.

16. No Employment or Service Rights. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company or, if different, the Employer to terminate Participant’s Service, for any reason, with or without cause.

17. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations with respect to the grant, vesting and/or settlement of the RSUs and/or acquisition or disposition of the Shares, if any, received in connection therewith, and Participant should consult with his or her own tax, legal and financial advisers regarding Participant’s participation in the Plan before taking any action related to the Plan.

18. Data Protection.

(a) Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other RSU grant materials by and among, as applicable, the Employer, the Company, a Parent, Subsidiary or Affiliate for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

(b) Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

(c) Participant understands that Data may be transferred to a designated Plan broker or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of Data by contacting his or her local human resources representative. Participant authorizes the Company, its designated Plan broker, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, Participant’s Service with the

Employer will not be affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant RSUs or other awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

(d) Finally, upon request of the Company or the Employer, Participant agrees to provide an executed data privacy consent form (or any other agreements or consents) that the Company or the Employer may deem necessary to obtain from Participant for the purpose of administering Participant’s participation in the Plan in compliance with the data privacy laws in Participant’s country, either now or in the future. Participant understands and agrees that Participant will not be able to participate in the Plan if Participant fails to provide any such consent or agreement requested by the Company and/or the Employer.

19. Waiver of Statutory Information Rights. Participant acknowledges and understands that, but for the waiver made herein, Participant would be entitled, upon written demand under oath stating the purpose thereof, to inspect for any proper purpose, and to make copies and extracts from, the Company’s stock ledger, a list of its shareholders, and its other books and records, and the books and records of subsidiaries of the Company, if any, under the circumstances and in the manner provided Section 220 of the General Corporation Law of Delaware (any and all such rights, and any and all such other rights of Participant as may be provided for in such Section 220, the “Inspection Rights”). In light of the foregoing, until an IPO occurs, Participant hereby unconditionally and irrevocably waives the Inspection Rights, whether such Inspection Rights would be exercised or pursued directly or indirectly pursuant to Section 220 or otherwise, and covenants and agrees never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights. The foregoing waiver applies to the Inspection Rights of Participant in Participant’s capacity as a shareholder and shall not affect any rights of a director, in his or her capacity as such, under Section 220. The foregoing waiver shall not apply to any contractual inspection rights of Participant under any written agreement with the Company.

20. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Participant’s current or future participation in the Plan by electronic means or to request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

21. Language. Participant acknowledges that he or she is sufficiently proficient in English to understand the terms and conditions of this Agreement. If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

22. Intentionally Omitted.

23. Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

24. Insider Trading/Market Abuse Laws. Participant acknowledges that, depending on Participant’s country or broker’s country, or the country in which the Shares are listed, Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect his or her ability to accept, acquire, sell or attempt to sell, or otherwise dispose of the Shares, rights to Shares (e.g., the RSUs) or rights linked to the value of Shares, during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in applicable jurisdictions, including the U.S. and Participant’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before possessing inside information. Furthermore, Participant may be prohibited from (i) disclosing insider information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions, and Participant should speak to his or her personal advisor on this matter.

25. Foreign Asset/Account Reporting Requirements. Participant acknowledges that Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash (including dividends and any proceeds arising from the sale of Shares) derived from his or her participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside Participant’s country. The applicable laws of Participant’s country may require that Participant report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult his or her personal legal advisor on this matter.

26. Governing Law and Venue. This Agreement shall be governed by the substantive laws, but not the choice of law rules, of the State of California. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of [                    ], or the federal courts for the United States for the [                    ] and no other courts, where this grant is made and/or to be performed.

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is made as of the __ date of ________, 201_, by and between LIVONGO HEALTH, INC., a Delaware corporation (the “Company”), and ________________ (“Recipient”), pursuant to and in accordance with the Livongo Health, Inc. 2014 Stock Incentive Plan (the “Plan”), as amended, heretofore adopted by the Company. All capitalized terms used herein and not otherwise defined shall have the meanings given them in the Plan. Recipient acknowledges receipt of the Plan.

WHEREAS, Recipient shall provide service to the Company; and

WHEREAS, the Company considers it desirable and in its best interests that Recipient be granted ______ shares of the Company’s Stock pursuant to the Plan. All of such shares of Stock acquired by Recipient pursuant to this Agreement are referred to herein as “Restricted Stock.”

1. Grant of Restricted Stock.

(a) Upon execution of this Agreement, and in consideration of Recipient’s services to the Company and/or its Subsidiaries and subject to the terms and conditions of the Plan (the terms and provisions of which are incorporated herein and expressly made a part hereof), the Company shall grant to Recipient _____ shares of Restricted Stock, subject to the restrictions and on the terms and conditions set forth herein and in the Plan and subject to any adjustment as provided in the Plan; provided, however, in the event of a conflict between the terms and conditions of this Agreement and the Plan, the terms and conditions of this Agreement shall prevail. As of the date of grant, the Committee has determined that the current Fair Market Value per share of Restricted Stock is $[___].

(b) Recipient is, or as a condition to this grant, will become, by executing the joinders attached hereto as Annex A, a party to (i) that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of March 25, 2015, by and among the Company and certain stockholders of the Company that are parties thereto, as the same may be amended, restated or otherwise modified from time to time (the “Co-Sale Agreement”), as a “Key Holder” thereunder and (ii) that certain Amended and Restated Voting Agreement, dated as of March 25, 2015, by and among the Company and certain stockholders of the Company parties thereto, as the same may be amended, restated or otherwise modified from time to time (the “Voting Agreement”), as a “Key Holder” and “Stockholder” thereunder. Recipient acknowledges that the shares of Restricted Stock shall be subject to the terms and provisions of this Agreement and of the Co-Sale Agreement and the Voting Agreement applicable to a Key Holder and/or Stockholder, including the restrictions on transfer set forth herein and therein. In the event of a conflict between the terms and conditions of this Agreement and the Co-Sale Agreement and/or Voting Agreement with respect to the Restricted Stock, the terms and conditions of this Agreement shall prevail.

(c) Within thirty (30) days after the Company issues the Restricted Stock to Recipient, Recipient, in his or her sole discretion, may make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form of Annex B attached hereto (an “83(b) Election”).

(d) Until the occurrence of a Change in Control, any certificates evidencing the shares of Restricted Stock shall be held by the Company for the benefit of Recipient. Upon the occurrence of a Change in Control, the Company will return to the record holders thereof any certificates representing Vested Shares (as defined below). Recipient acknowledges that any certificate representing interests issued hereunder shall include the legends set forth in the Co-Sale Agreement and Voting Agreement and an additional legend describing the repurchase rights of the Company set forth herein.

(e) In connection with the grant of the Restricted Stock hereunder, Recipient represents and warrants to the Company that:

(i) The Restricted Stock to be acquired by Recipient pursuant to this Agreement shall be acquired for Recipient’s own account and not with a view to, or intention of, distribution thereof in violation of the 1933 Act, or any applicable state securities laws, and the Restricted Stock shall not be disposed of in contravention of the 1933 Act or any applicable state securities laws.

(ii) This Agreement constitutes the legal, valid and binding obligation of Recipient, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement, the Co-Sale Agreement and Voting Agreement by Recipient do not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which Recipient is a party or any judgment, order or decree to which Recipient is subject.

(f) As an inducement to the Company to issue the Restricted Stock to Recipient and as a condition thereto, Recipient acknowledges and agrees that:

(i) subject to the terms of any service agreement between the Company or any of its Subsidiaries and Recipient, neither the issuance of the Restricted Stock to Recipient nor any provision contained in this Agreement shall entitle Recipient to continue to provide services to the Company or any of its Subsidiaries or affect the right of the Company or any of its Subsidiaries, as the case may be, to terminate Recipient’s Service at any time; and

(ii) other than such rights as may be provided by the Company’s Certificate of Incorporation, Bylaws, the Co-Sale Agreement or the Voting Agreement or otherwise provided by law, the Company shall have no duty or obligation to disclose to Recipient, and Recipient shall have no right to be advised of, any material information regarding the Company or its Subsidiaries at any time prior to, upon or in connection with the repurchase of Restricted Stock as provided hereunder.

(g) The Company and Recipient acknowledge and agree that this Agreement has been executed and delivered, and the Restricted Stock has been issued hereunder, in connection with and as a part of the fee arrangements between the Company and Recipient.

2. Vesting of Restricted Stock.

(a) Each of the shares of Restricted Stock issued hereunder shall be subject to vesting as set forth in this Section 2. Shares of Restricted Stock which have become vested pursuant to this Section 2 are referred to herein as “Vested Shares,” and shares of Restricted Stock which have not become Vested Shares are referred to herein as “Unvested Shares.”

(b) [insert vesting schedule]

(c) No additional shares of Restricted Stock shall vest following the termination of Recipient’s Service to the Company.

3. Forfeiture of Restricted Stock.

(a) Upon the Recipient’s termination of Service, all Unvested Shares shall be automatically forfeited as of the date of such Termination, without any consideration payable with respect thereto and without further action on the part of the Company or Recipient.

(b) All holders of certificates representing Restricted Stock which are forfeited pursuant to this section shall return such certificates to the Company for cancellation along with duly executed forms of assignment.

4. Repurchase Option. The Vested Shares shall be subject to repurchase from Recipient (or other holders thereof) by the Company and/or the Investors (the “Repurchase Option”) as set forth in Annex C hereto. Recipient shall cause his or her spouse to execute the Spousal Consent attached hereto as Annex D at the same time that Recipient executes this Agreement.

5. Restriction on Transfer; Right of First Refusal. In no event may Recipient Transfer any of his or her shares of Restricted Stock for any reason without the prior written consent of the Board, without first complying with all applicable terms and conditions of, or as otherwise permitted under, the Co-Sale Agreement or Voting Agreement. Shares of Restricted Stock shall be subject to a right of first refusal as provided in the Co-Sale Agreement.

6. Lock-Up Agreement. Recipient hereby agrees that he or she will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s initial public offering (the “IPO”) and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days), or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports; and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto; (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock held immediately prior to the effectiveness of the registration statement for the IPO; or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the capital stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of capital stock or other securities, in cash or otherwise. The underwriters in connection with the IPO are intended third party beneficiaries of this subsection and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Recipient further agrees to execute such agreements as may be reasonably requested by the underwriters in the IPO that are consistent with this subsection or that are necessary to give further effect thereto.

7. Definitions.

“1933 Act” means the Securities Act of 1933, as amended from time to time.

“Business Day” means any day other than a Saturday, Sunday or day when banks are closed or authorized to be closed in the State of Delaware.

“Investors” shall have the meaning ascribed in the Voting Agreement.

“Proportionate Portion” means the portion of the Restricted Stock available for purchase by an Investor which shall be determined by multiplying the total Restricted Stock available for purchase by a fraction, the numerator of which is the number of shares of Common Stock owned by such Investor and the denominator of which is the total shares of Common Stock owned by all of the Investors who have a right to purchase a portion of such Restricted Stock.

“Public Sale” means any sale (i) to the public pursuant to an offering registered under the 1933 Act or (ii) to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (other than Rule 144(k) prior to a Public Offering) adopted under the 1933 Act.

“Restricted Stock” shall continue to be Restricted Stock in the hands of any holder other than Recipient (except for the Company and except for Transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Restricted Stock shall succeed to all rights and obligations attributable to Recipient as a holder of Restricted Stock hereunder. Restricted Stock shall also include units of the Company’s equity or other capital interests issued with respect to Restricted Stock by way of a split, combination, distribution or other recapitalization.

“Transfer” includes a sale, transfer or any other act whereby a Recipient’s rights of ownership in the shares of Restricted Stock are sold, transferred, disposed of or in any way pledged, hypothecated, encumbered, impaired or affected, except as otherwise stated herein.

8. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, delivered by overnight courier, or mailed by first class mail, to the Recipient at the address set forth on the records of the Company, to the Company at its principal place of business, or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when received.

9. General Provisions.

(a) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Restricted Stock in violation of any provision of this Agreement, the Co-Sale Agreement or the Voting Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported Transferee of such Restricted Stock as the owner of such Restricted Stock for any purpose.

(b) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. One or more counterparts of this Agreement may be delivered by facsimile or PDF with the intention that delivery by such means shall have the same effect as delivery of an original counterpart thereof.

(e) Third Party Beneficiaries. The Investors shall be deemed third party beneficiaries with respect to Section 4 and Annex C to this Agreement. Other than as stated in the immediately preceding sentence, no rights, benefits or obligations under this Agreement shall inure to a third party.

(f) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Recipient, the Company and their respective successors and assigns (including subsequent holders of Restricted Stock in accordance with this Agreement, the Voting Agreement or Co-Sale Agreement, as applicable).

(g) Choice of Law. The General Corporation Law of the State of Delaware shall govern all questions concerning the relative rights of the Company and its equityholders. All other questions concerning construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by the internal law, and not the law of conflicts, of the State of Delaware.

(h) Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this

Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(i) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Recipient.

(j) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the Business Day immediately following such Saturday, Sunday or holiday.

(k) Adjustment Upon Changes in Capitalization. In the event of any recapitalization, forward or reverse split, reorganization, merger or consolidation, spin-off or combination, the Committee may make such equitable adjustment to the Restricted Stock as it determines in its sole and absolute discretion.

(l) Administration. The terms of this Agreement shall be administered by the Committee; provided that if for any reason the Committee shall not have been appointed by the Board, all authority and duties of the Committee shall be vested in and exercised by the Board. The Committee shall have the power and authority to prescribe, amend and rescind rules and procedures governing the administration of this Agreement, including, but not limited to, the full power and authority to interpret the terms of this Agreement or the meaning of requirements imposed by the terms of this Agreement or any rule or procedure established by the Committee or the Board. Each action of the Committee shall be binding on Recipient.

(m) Taxes. The Company shall be entitled, if necessary or desirable, to withhold (or secure payment from Recipient in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any amount payable and/or shares issuable under this Agreement, and the Company may defer such payment or issuance unless indemnified to its satisfaction.

(n) Rights of Recipient. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any of its Affiliates to terminate Recipient’s Service at any time for any reason, nor confer upon Recipient any right to continue as a director, of the Company or any of its Affiliates for any period of time. The grant of Restricted Stock under this Agreement does not confer upon Recipient a right to receive grants of Restricted Stock or any other equity award in the future.

* * * *

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

LIVONGO HEALTH, INC.

By:
Name:
Its:

RECIPIENT:

[____________]

ANNEX A

JOINDER TO VOTING AGREEMENT

THIS JOINDER TO VOTING AGREEMENT (this “Joinder”), is made and entered into as of the __ day of __________, 201__, by ______________ (“Recipient”). Terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Voting Agreement (as such term is defined below).

WHEREAS, Livongo Health, Inc., a Delaware corporation (the “Company”), and certain of its stockholders entered into that certain Amended and Restated Voting Agreement, dated as of March 25, 2015 (as may be amended, restated or otherwise modified from time to time, the “Voting Agreement”); and

WHEREAS, in connection with the issuance of certain shares of restricted stock to Recipient (the “Restricted Stock”), Recipient is required to become a party to the Voting Agreement as a Key Holder and Stockholder and be bound by the terms and provisions contained therein applicable to a Key Holder and Stockholder with respect to the shares of Restricted Stock granted to Recipient on the date hereof.

NOW, THEREFORE, in consideration of the promises set forth above and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned parties agree as follows:

1. Joinder to Agreement. Recipient hereby agrees to become a “Key Holder” and “Stockholder” under the Voting Agreement and agrees to be bound by all of the terms, conditions, obligations and covenants contained therein that apply to a Key Holder and Stockholder with respect to the shares of Restricted Stock granted to Recipient on the date hereof.

2. Effectuation. This Joinder shall be deemed effective immediately upon the full execution of this Joinder, without any further action. There are no conditions precedent or subsequent to the effectiveness of this Joinder.

[SIGNATURE PAGE FOLLOWS]

A-1

IN WITNESS WHEREOF, the undersigned has executed this Joinder effective as of the day and year first above written.

[____________]

JOINDER TO AMENDED AND RESTATED RIGHT OF FIRST REFUSAL

AND CO-SALE AGREEMENT

THIS JOINDER TO AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (the “(this “Joinder”), is made and entered into as of the __ day of December, 2015, by ____________ (“Recipient”). Terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Co-Sale Agreement (as such term is defined below).

WHEREAS, Livongo Health, Inc., a Delaware corporation (the “Company”), and certain of its stockholders entered into that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of March 25, 2015 (as may be amended, restated or otherwise modified from time to time, the “Co-Sale Agreement”); and

WHEREAS, in connection with the issuance of certain shares of restricted stock to Recipient (the “Restricted Stock”), Recipient is required to become a party to the Co-Sale Agreement as a Key Holder and be bound by the terms and provisions contained therein applicable to a Key Holder with respect to the shares of Restricted Stock granted to Recipient on the date hereof.

NOW, THEREFORE, in consideration of the promises set forth above and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned parties agree as follows:

3. Joinder to Agreement. Recipient hereby agrees to become a “Key Holder” under the Co-Sale Agreement and agrees to be bound by all of the terms, conditions, obligations and covenants contained therein that apply to a Key Holder with respect to the shares of Restricted Stock granted to Recipient on the date hereof.

4. Effectuation. This Joinder shall be deemed effective immediately upon the full execution of this Joinder, without any further action. There are no conditions precedent or subsequent to the effectiveness of this Joinder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Joinder effective as of the day and year first above written.

[____________]

ANNEX B

ELECTION TO INCLUDE SECURITIES IN GROSS

INCOME PURSUANT TO SECTION 83(b) OF THE

INTERNAL REVENUE CODE

The undersigned received Common Stock (the “Common Stock”) of Livongo Health, Inc. (the “Company”) on _____________ __, 201_. Under certain circumstances, the Company has the right to cancel the Common Stock should certain events occur. Hence, the Common Stock is subject to a substantial risk of forfeiture and is nontransferable. The undersigned desires to make an election to have the shares of Common Stock taxed under the provision of Code §83(b) at the time the undersigned received the Common Stock.

Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Common Stock (described below), to report as taxable income for calendar year 2015 the excess (if any) of the fair market value of the Common Stock on ___________ __, 201_ over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1. The name, address and social security number of the undersigned:

SSN:

2. A description of the property with respect to which the election is being made: ______ of shares of the Company’s Common Stock.

3. The date on which the property was transferred (the “Purchase Date”): ________ __, 201_. The taxable year for which such election is made: 201}.

4. The restrictions to which the property is subject:

[____ of such _____ shares of Common Stock shall become vested Common Stock on the first anniversary of the Purchase Date and _____ of such ______ shares of Common Stock shall become vested Common Stock on the second anniversary of the Purchase Date. Upon termination of the undersigned’s service arrangement, the then unvested portion of such _____ shares of Common Stock shall be subject to forfeiture without consideration, and the then vested portion of the Common Stock shall be subject to repurchase by the Company.]

5. The fair market value of the property with respect to which the election is being made, determined on the grant date without regard to any lapse restrictions: $0.__ per share of Common Stock.

6. The amount paid for such property: $0.00 per share of Common Stock.

A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations §1.83-2(e)(7).

Dated: ____________, 201_	[___________]

ANNEX C

REPURCHASE RIGHTS

1.1 Repurchase and Sale in the Event of Termination of Service. In the event of termination of the Recipient’s Service by the Company, or resignation of Recipient’s Service by Recipient, all of the Vested Shares of Restricted Stock held by Recipient and his or her permitted transferees shall be subject to repurchase by the Company and the Investors, pursuant to the terms and conditions set forth in this Section 1.1 (the “Termination Repurchase Option”).

(a) Repurchase Price. The repurchase price per share subject to the Termination Repurchase Option shall be equal to the Fair Market Value thereof, as determined as of the last day of the month in which the event of termination of Recipient’s Service occurred (the “Termination Price”).

(b) Repurchase by the Company. The Company may elect to repurchase all or any part of the shares subject to the Termination Repurchase Option by delivery of written notice (the “Termination Repurchase Notice”) to Recipient and his or her permitted transferees (with copies to the Investors) within ninety (90) days after the effective date of termination of Recipient’s employment or service arrangement (the date upon which such ninety (90) day period expires is referred to herein as the “Determination Date”). The Termination Repurchase Notice shall set forth the portion of the Vested Shares of Restricted Stock to be acquired from Recipient and his or her permitted transferees. If the Company so elects to exercise the Termination Repurchase Option, Recipient and his or her permitted transferees shall sell the portion of the Vested Shares of Restricted Stock held by him or her that the Company has elected to repurchase, and the Termination Price shall be paid to Recipient and his or her permitted transferees as hereinafter provided. If the Company elects to repurchase less than all of the shares subject to the Termination Repurchase Option, the Company’s option shall be subject to the condition subsequent that the Investors may exercise the options set forth in subsection (c) below to repurchase all, but not less than all, of the shares subject to the Termination Repurchase Option that are not repurchased by the Company.

(c) Repurchase by the Investors. If for any reason the Company does not elect to repurchase all of the shares subject to the Termination Repurchase Option, the Investors shall be entitled (but not obligated) to repurchase at the Termination Price all or a portion of their respective Proportionate Portion of the Vested Shares of Restricted Stock that the Company did not elect to repurchase, or such other portion as may be mutually agreed upon among the Investors; provided that the Investors’ options shall be subject to the condition that, pursuant to this subsection (c), the Investors exercise the option to repurchase all, but not less than all, of the shares subject to the Termination Repurchase Option that are not repurchased by the Company. The Investors may elect to repurchase the Vested Shares of Restricted Stock they are entitled to acquire pursuant to the preceding sentence by delivering written notice of such election (the “Stockholder Termination Repurchase Notice”) to Recipient and his or her permitted transferees, with a copy to the Company, within ten (10) days after the Determination

Date. The Stockholder Termination Repurchase Notice shall set forth the portion of the Vested Shares of Restricted Stock to be acquired from Recipient and his or her permitted transferees. Upon the exercise by one or more of the Investors of its or their option to repurchase a portion of the shares subject to the Termination Repurchase Option in accordance herewith (the “Termination Purchasing Investors”), the following procedures shall apply:

(i) in the event that any Termination Purchasing Investor exercises an option to repurchase more than such Termination Purchasing Investor’s Proportionate Portion of the Vested Shares of Restricted Stock without agreement from the other Termination Purchasing Investors and any other Termination Purchasing Investors also exercise such option to repurchase more than each such Termination Purchasing Investor’s aggregate Proportionate Portion of such shares so that the repurchase option is oversubscribed, each such Termination Purchasing Investor’s election shall be reduced pro-rata based upon such Termination Purchasing Investor’s Proportionate Portion; and

(ii) in the event that the Company and any of the Investors have not exercised their respective options to repurchase the remaining balance of the shares subject to the Termination Repurchase Option, then the Company shall immediately notify each of the Termination Purchasing Investors of the number of the Vested Shares of Restricted Stock that the Company and the Investors have not elected to repurchase, and for a period of seven (7) days commencing upon delivery of such notice to the Termination Purchasing Investors, the Termination Purchasing Investors shall have the option to repurchase the remaining balance of the shares subject to the Termination Repurchase Option that the Company and the Investors did not elect to repurchase in an amount mutually agreed upon among the Termination Purchasing Investors; provided, however, if they cannot so agree, each will be entitled to repurchase a pro-rata portion of such shares based upon the number of shares of Common Stock owned by each Termination Purchasing Investor, by delivering written notice of the exercise of such option to Recipient and his or her permitted transferees, with a copy to the Company, within such seven (7)-day period.

(d) Closing. The closing of any repurchase transaction pursuant to this Section 1.2 shall take place (i) on the later to occur of: (A) the thirtieth (30th) day after the Determination Date or (B) the date that the Fair Market Value is determined, or (ii) on such other date as mutually determined by the Company and the Termination Purchasing Investors but in no event later than one hundred eighty (180) days after the effective date of the termination of Recipient’s employment or service arrangement with the Company or any of its Affiliates (the “Termination Option Closing”). At the Termination Option Closing, subject to Section 1.4, the Company and/or the Termination Purchasing Investors, as applicable, shall pay the Termination Price to Recipient and his or her permitted transferees against delivery of a certificate evidencing the Vested Shares of Restricted Stock being repurchased by the Company and/or the Termination Purchasing Investors, respectively, duly endorsed for Transfer. Notwithstanding the foregoing, the Company and any Termination Purchasing Investor shall have the option, in its sole discretion, to pay the Termination Price as follows, subject to Section 1.4: (i) in cash at the Termination Option Closing or (ii) (A) fifty percent (50%) or more of the Termination Price in cash at the Termination Option Closing, and (B) the remainder in equal annual installments over a period not to exceed three (3) years, pursuant to the Promissory Note. If requested by the Company and its lenders, Recipient agrees to subordinate the payments under the Promissory Note to the indebtedness of the Company and its subsidiaries to such lenders, on terms that are satisfactory to such lenders.

1.2 Involuntary Transfers.

(a) Bankruptcy or Insolvency/Other Transfer by Operation of Law. If Recipient or his or her permitted transferees shall become bankrupt or insolvent and as a result of any bankruptcy or insolvency proceeding, a court ordered sale or other Transfer of all or any part of Recipient’s or any of his or her permitted transferees’ shares of Restricted Stock is required or if Recipient or his or her permitted transferees shall otherwise have information that would reasonably lead him or her to believe that he or she may be required to Transfer all or any portion of his or her shares of Restricted Stock by operation of law, including a Transfer in satisfaction of a claim or judgment against, or any debt of, Recipient or his or her permitted transferees (a “Bankruptcy Event”), then and only in such an event, Recipient or his or her permitted transferees, and/or the proposed Transferee thereof shall automatically be deemed to have made an offer to sell the number of shares of Restricted Stock then held by Recipient or his or her permitted transferees that are subject to such Transfer to the Company and the Investors pursuant to the terms and conditions set forth in this Section 1.3 (the “Insolvency Repurchase Option”) and shall provide written notice to the Company and the Investors thereof within five (5) Business Days after the occurrence of a Bankruptcy Event setting forth the circumstances of such Bankruptcy Event, the number of shares of Restricted Stock subject to such Transfer, the name and address of the proposed Transferee and a description of the possible Transfer. In the event that any Unvested Shares are Transferred in a Bankruptcy Event, such Unvested Shares will automatically be forfeited and cancelled without consideration.

(b) Divorce. Upon either the filing of a petition for dissolution of marriage or any similar action for divorce by or against Recipient or his or her permitted transferees (a “Divorce” and, together with a Bankruptcy Event, an “Involuntary Transfer”), under no circumstances shall Recipient’s or any of his or her permitted transferees’ spouse have or obtain any interest in Recipient’s or any of his or her permitted transferees’ shares of Restricted Stock. If a Transfer of title to any shares of Restricted Stock in such circumstances described in the preceding sentence is ordered or decreed by any court of competent jurisdiction, then and only in such event, Recipient or his or her permitted transferees, and/or proposed Transferee thereof shall automatically be deemed to have made an offer to sell the number of shares of Restricted Stock then held by Recipient or his or her permitted transferees that are subject to such Transfer to the Company and the Investors pursuant to the terms and conditions set forth in this Section 1.3 (the “Divorce Repurchase Option”) and shall provide written notice to the Company and the Investors thereof, within five (5) Business Days after the occurrence of a Divorce setting forth the circumstances thereof, a copy of any court order or decree, if applicable, the number of shares of Restricted Stock subject to such Transfer, the name and address of the proposed Transferee and a description of the possible Transfer. In the event that any Unvested Shares are Transferred in a Divorce, such Unvested Shares will automatically be forfeited and cancelled without consideration.

(c) Repurchase Price. The repurchase price per Vested Share of Restricted Stock subject to the Insolvency Repurchase Option shall be equal to the Fair Market Value thereof, as determined as of the last day of the month in which the notice of the Involuntary Transfer is received (the “Insolvency Price”). The repurchase price per Vested Share subject to the Divorce Repurchase Option shall be equal to the Fair Market Value thereof, as determined as of the last day of the month in which the notice of the Involuntary Transfer is received (the “Divorce Price”).

(d) Repurchase by the Company. The Company may elect to repurchase all or any part of the Vested Shares of Restricted Stock of Recipient or his or her permitted transferees subject to the Involuntary Repurchase Option by delivery of written notice (the “Involuntary Repurchase Notice”) to Recipient or his or her permitted transferees (with copies to the Investors) within ninety (90) days after its receipt of notice of the Involuntary Transfer (the date upon which such ninety (90) day period expires is referred to herein as the “Involuntary Transfer Determination Date”). The Involuntary Repurchase Notice shall set forth the portion of the Vested Shares of Restricted Stock to be acquired from Recipient or his or her permitted transferees. If the Company so elects to exercise the Involuntary Repurchase Option, Recipient or his or her permitted transferees shall sell the portion of the Vested Shares of Restricted Stock held by Recipient or his or her permitted transferees that the Company has elected to repurchase, and the Involuntary Transfer Price shall be paid to Recipient or his or her permitted transferees as hereinafter provided. If the Company elects to repurchase less than all of the shares subject to the Involuntary Repurchase Option, the Company’s option shall be subject to the condition subsequent that the Investors may exercise the options set forth in subsection (e) below to repurchase all, but not less than all, of the shares subject to the Involuntary Repurchase Option that are not repurchased by the Company.

(e) Repurchase by the Investors. If for any reason the Company does not elect to repurchase all of the shares subject to the Involuntary Repurchase Option, the Investors shall be entitled (but not obligated) to repurchase at the Involuntary Transfer Price all or a portion of their respective Proportionate Portion of the Vested Shares of Restricted Stock that the Company did not elect to repurchase, or such other portion as may be mutually agreed upon among the Investors; provided that the Investors’ options shall be subject to the condition that, pursuant to this subsection (e), the Investors exercise the option to repurchase all, but not less than all, of the shares subject to the Involuntary Repurchase Option that are not repurchased by the Company. The Investors may elect to repurchase the shares they are entitled to acquire pursuant to the preceding sentence by delivering written notice of such election (the “Involuntary Stockholder Repurchase Notice”) to Recipient or his or her permitted transferees, with a copy to the Company, within ten (10) days of the Involuntary Transfer Determination Date. The Involuntary Stockholder Repurchase Notice shall set forth the portion of the Vested Shares of Restricted Stock to be acquired from Recipient or his or her permitted transferees. Upon the exercise by one or more of the Investors of it or their option to repurchase a portion of the shares subject to the Involuntary Repurchase Option in accordance herewith (the “Involuntary Purchasing Investors”), the following procedures shall apply:

(i) in the event that any Involuntary Purchasing Investor exercises an option to repurchase more than such Involuntary Purchasing Investor’s Proportionate Portion of the Vested Shares of Restricted Stock without agreement from the other Involuntary Purchasing Investors and any other Involuntary Purchasing Investors also exercise such option to repurchase more than each such other Involuntary Purchasing Investor’s aggregate Proportionate Portion of such Vested Shares of Restricted Stock so that the repurchase option is oversubscribed, each such Involuntary Purchasing Investor’s election shall be reduced pro-rata based upon such Involuntary Purchasing Investor’s Proportionate Portion; and

(ii) in the event that the Company and any of the Investors have not exercised their respective options to repurchase the remaining balance of the shares subject to the Involuntary Repurchase Option, then the Company shall immediately notify each of the Involuntary Purchasing Investors of the number of the Vested Shares of Restricted Stock which the Company and the Investors have not elected to repurchase, and for a period of seven (7) days commencing upon delivery of such notice to the Involuntary Purchasing Investors, the Involuntary Purchasing Investors shall have the option to repurchase the remaining balance of the shares subject to the Involuntary Repurchase Option that the Company and the Investors did not elect to repurchase in an amount mutually agreed upon among the Involuntary Purchasing Investors; provided, however, if they cannot so agree, each will be entitled to repurchase a pro-rata portion of such shares based upon the number of shares of Common Stock owned by each Involuntary Purchasing Investor, by delivering written notice of the exercise of such option to Recipient or his or her permitted transferees, with a copy to the Company, within such seven (7)-day period.

(f) Closing. The closing of any repurchase transaction pursuant to this Section 1.3 shall take place (i) on the later to occur of: (A) the thirtieth (30th) day after the Involuntary Transfer Determination Date or (B) the date that the Fair Market Value is determined, or (ii) such other date as mutually determined by the Company and the Involuntary Purchasing Investors but in no event later than one hundred eighty (180) days after the Company’s receipt of notice of the Involuntary Transfer (the “Involuntary Option Closing”). At the Involuntary Option Closing, subject to Section 1.4, the Company and/or the Involuntary Purchasing Investors, as applicable, shall pay the Involuntary Transfer Price to Recipient or his or her permitted transferees against delivery of a certificate evidencing the Vested Shares of Restricted Stock being repurchased by the Company and/or the Involuntary Purchasing Investors, respectively, duly endorsed for Transfer. Notwithstanding the foregoing, the Company and any Involuntary Purchasing Investor shall have the option, in its sole discretion, to pay the Involuntary Transfer Price as follows, subject to Section 1.4: (i) in cash at the

Involuntary Option Closing or (ii) (A) fifty percent (50%) or more of the Involuntary Transfer Price in cash at the Involuntary Option Closing, and (B) the remainder in equal annual installments over a period not to exceed three (3) years, pursuant to the Promissory Note. If requested by the Company and its lenders, Recipient agrees to subordinate the payments under the Promissory Note to the indebtedness of the Company and its subsidiaries to such lenders, on terms that are satisfactory to such lenders.

1.3 Lawful Repurchase. If the Company may not lawfully repurchase all of the Vested Shares of Restricted Stock that it elects to repurchase under this Annex C (because such payment would constitute a violation of applicable state law) or if the Company is prohibited from making any payment on account of the repurchase price of said shares because such payment would constitute a violation of the terms of any loan documents to which the Company is a party or by which the Company is bound (such prohibition shall not constitute a default hereunder or under any promissory note issued hereunder by the Company), then the Person or Persons then holding the Vested Shares of Restricted Stock to be sold and the other Stockholders shall promptly vote the shares owned by them, or as to which they have the right to vote, to take such steps as may be appropriate or necessary in order to enable the Company lawfully to repurchase and pay for all of said shares to be repurchased, except that the foregoing shall not require any Stockholder to make any additional contribution of capital or loan to the Company, guarantee any additional borrowing of the Company or otherwise suffer any additional personal financial detriment. In no event shall the Company be obligated to repurchase more Vested Shares of Restricted Stock than it may lawfully or contractually repurchase. If not all of the Vested Shares of Restricted Stock that the Company elected to repurchase under this Annex C are repurchased in accordance therewith, the Company shall make such repurchase if and as it becomes lawfully or contractually able to do so at the price and upon the other terms and conditions which would have been applicable if all such shares had been repurchased in accordance with the other provisions of this Annex C; provided, however, that if during such period that the Company is lawfully or contractually restricted from purchasing such shares, the Company has elected to repurchase shares from one or more other employees or consultants under this Annex C or other similar arrangements, when the Company becomes lawfully or contractually able to make payment for all or a portion of such shares, the Company shall pay such employees or consultants in the order in time that the Company elected to repurchase the Vested Shares of Restricted Stock (i.e., the Company shall first pay in full for all of the Vested Shares that it first elected to repurchase under this Annex C or other similar arrangements). Upon (a) agreeing in writing to be bound by and to hold said unrepurchased shares subject to all of the terms and conditions of this Agreement, including, without limitation, the Company’s continuing right and obligation to repurchase said shares as herein set forth and (b) presenting to the Company such evidence and assurance of his or her right to hold said shares as may be required by applicable provisions of this Agreement and the Uniform Commercial Code in the applicable jurisdiction, the Person or Persons then holding said unrepurchased shares (said Person or Persons hereinafter referred to individually or collectively, as the case may be, as the “Successor”) shall be entitled to have a certificate representing said shares issued in his, her or their name and to exercise all voting and other ownership rights with respect thereto; provided, however, that (i) the death of a Successor shall not create any new repurchase obligations on the part of the Company under this Annex C, and (ii) any Transferee of shares owned by a Successor, other than a Transferee who is otherwise a Stockholder, shall, for purposes of this Agreement and notwithstanding anything to the contrary contained herein, be a

Successor rather than a Stockholder and shall hold said shares subject to all of the terms and conditions of this Agreement applicable to a Successor, including, without limitation, the Company’s continuing right and obligation to repurchase said shares as herein set forth.

1.4 Acceleration of Promissory Notes. The obligations under each Promissory Note that is issued pursuant to the terms of this Annex C shall be accelerated (such that such obligations shall become immediately due and payable) upon the consummation of a Sale of the Company.

Exhibit 1 to Annex C

THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH HEREIN AND/OR IN THAT CERTAIN [SUBORDINATION AGREEMENT] DATED AS OF ____________, BY AND BETWEEN ______________ AND ________________.

PROMISSORY NOTE

$	________________, _____

FOR VALUE RECEIVED, the undersigned, ____________________, promises to pay to the order of _____________________ the principal amount of _____________________________ DOLLARS ($___________) (the “Loan”), in ________________ (______) installments of ____________________________ DOLLARS ($_________) each, payable on each anniversary date hereof successively beginning on the first anniversary date hereof, and a final installment of                              DOLLARS ($________) on the _____________________ anniversary date hereof, together with interest on the principal amount from time to time remaining unpaid hereunder payable on the due date of each installment of principal hereunder at a rate per annum equal to the prime rate as reported on the date hereof, or the next business day if the date hereof is not a business day, in The Wall Street Journal, and, for each subsequent year during the term of this Promissory Note the prime rate as reported on the anniversary date of this Promissory Note for such year, or the next business day if such anniversary date is not a business day, in The Wall Street Journal (the “Prime Rate”). Upon the occurrence of an Event of Default, as defined herein, the outstanding principal balance hereof shall bear interest from the date of the Event of Default, payable on demand, at a rate per annum equal to the Prime Rate plus two (2) points (the “Default Rate”).

All payments hereunder shall be made in lawful currency of the United States at _____________________, or such other place as the holder hereof may from time to time in writing appoint, and all such payments shall be applied first to accrued and unpaid interest and the remainder to principal.

The undersigned may, from time to time, prepay all or any portion of the installments of principal due hereunder without premium or penalty, such prepayments being applied to such installments in their reverse order of maturity. Notwithstanding anything to the contrary contained herein, the outstanding principal balance of this Promissory Note and all accrued but unpaid interest shall become immediately due and payable upon the consummation of a Sale of the Company (as defined in the Agreement (as defined below)).

This Promissory Note is issued pursuant to the terms of that certain Restricted Stock Award Agreement of LIVONGO HEALTH, INC. (the “Agreement”), dated as of [insert date], as may be amended, restated or modified from time to time. Terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

The following occurrences shall constitute events of default (individually, “Event of Default”, collectively, “Events of Default”):

(a) A failure by the undersigned to pay in full any installment of principal or interest hereunder within ten (10) days after the undersigned’s receipt of notice from the holder hereof of such default; or

(b) Voluntary or involuntary bankruptcy, reorganization, liquidation or dissolution proceedings shall be commenced by or against the undersigned; or

(c) The undersigned shall admit in writing its general inability to pay its debts as they become due, shall make a written assignment for the benefit of creditors, or any proceeding under any bankruptcy, insolvency, or similar law shall be instituted with respect to, by or against the undersigned.

Upon the occurrence of any of the foregoing Events of Default the holder hereof may, at its option, declare the entire principal amount hereof, together with accrued and unpaid interest thereof, immediately due and payable and the same shall forthwith become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived. In such event, if the holder pursues litigation to enforce collection, the holder hereof shall be entitled to reasonable costs of collection, including reasonable attorneys’ fees.

This Promissory Note shall be governed by the laws of the State of Delaware.

ANNEX D

SPOUSAL CONSENT

The undersigned spouse of the below-named Recipient hereby acknowledges that I have read the foregoing Restricted Stock Award Agreement dated as of [insert date] (the “Restricted Stock Award Agreement”), executed by and between the below-named Recipient and Livongo Health, Inc., and that I understand its contents. I am aware that the foregoing Restricted Stock Award Agreement provides for the repurchase of my spouse’s securities under certain circumstances and imposes other restrictions on such securities (including, without limitation, the transfer restrictions thereof). I agree that my spouse’s interest in these securities is subject to the Restricted Stock Award Agreement and any interest I may have in such securities shall be irrevocably bound by the Restricted Stock Award Agreement and further, that my community property interest, if any, shall be similarly bound by the Restricted Stock Award Agreement.

Recipient	Recipient’s Spouse	Date:
Name:	Name:

	Witness	Date:
Name: